Exhibit 21

C&G Systems Holding, Inc.

16052 Swingley Ridge Rd, Suite 300

St. Louis, MO  63017

C&G Systems, Inc.

1401 Glenlake

Itaska, IL  60143

Canadian Cylinder Company

2220 Wyecroft Road

Oakville, Ontario

Canada L6L 5V6

Comet Property Holdings Inc.

Accra Bldg. 122 Gamboa Street

Lagaspi Village

Makati City, Philippines

Cigweld Pty Ltd.

73 Gower Street

Preston Victoria, 3072

Australia

Comweld Malaysia SDN. BHD.

Lot 151, Rawang Integrated Industrial Park

Jalan Batu Arang

48000 Rawang

Selangor Darul Ehsan

West Malaysia

Comweld (Philippines) Inc.

73 Gower Street

Preston Victoria 3072

Australia

Duxtech Pty Ltd.

73 Gower Street

Preston Victoria 3072

Australia

Maxweld & Braze Pty. Ltd.

Luton Road and Bristol Street

Benoni Industrial Sites

Benoni, South Africa 1501

MECO Holding Company

16052 Swingley Ridge Road, Suite 300

St. Louis, MO 63017

O.C.I.M. S.r.l.

Via Benaco, 3

S. Giuliano Milanese (MI)

Milan, Italy 20098

Palco Trading Company

P.O. Box 34 - 35

Dubal, UAE

Philippine Welding Equipment, Inc.

Ground Floor, PWE Bldg.

North Road Jagobiao

Mandaue City

Cebu, Philippines

Pro Tip Corporation

16052 Swingley Ridge Rd, Suite 300

St. Louis, MO  63017

PT Comweld Indonesia

Kawasan Industri Jababeka

JI Jababeka VI Block P No. 3

Cikarang, Bekasi 17550

Indonesia

PT Thermadyne Utama Indonesia

Kawasan Industri Jababeka

JI Jababeka VI Block P No. 3

Cikarang, Bekasi 17550

Indonesia

Quetack Pty Ltd. Trustee

73 Gower Street

Preston Victoria 3072

Australia

Quetala Pty Ltd. Unit Holder

73 Gower Street

Preston Victoria 3072

Australia

Quetala Unit Trust

73 Gower Street

Preston Victoria 3072

Australia

Stoody Company

5557 Nashville Road

Bowling Green, KY  42101

Tec.Mo. S.r.l.

Via Rio Fabbiani, 8

40067 Rastignano

Bologna, Italy

Thermadyne Asia/Pacific PTE Ltd.

UE Tech Park #02-03

8 Pandane Crescent

Singapore 128464

Thermadyne Asia SDN BHD (Malaysia)

Lot 151, Rawang Integrated Industrial Park

Jalan Batu Arang

48000 Rawang

Selangor Darul Ehsan

West Malaysia

Thermadyne Australia Pty Ltd.

73 Gower Street

Preston Victoria 3072

Australia

Thermadyne Brazil Holdings, Ltd.

16052 Swingley Ridge Rd, Suite 300

St. Louis, MO  63017

Thermadyne Chile Holdings, Ltd.

16052 Swingley Ridge Rd, Suite 300

St. Louis, MO  63017

Thermadyne Cylinder Co.

16052 Swingley Ridge Rd, Suite 300

St. Louis, MO  63017

Thermadyne Foreign Sales Corporation (Barbados)

c/o Price Waterhouse Corporate Services

Price Waterhouse Centre

Collymore Road, St. Michael, Barbados

Thermadyne Hong Kong Limited

3rd Floor Block G Marigold Garden

12-14 Marigold Road

Kowloon

Hong Kong

Thermadyne Industries, Inc.

16052 Swingley Ridge Rd, Suite 300

St. Louis, MO  63017

Thermadyne Industries Ltd (UK)

Europa Building

3 Chorley North Industrial Park

Chorley Lancashire PR6 7BX England

Thermadyne International Corp.

2070 Wyecroft Road

Oakville, Ontario

Canada L6L 5V6

Thermadyne Italia SRL

Via Gb Stucchi 66120A

Monza, Italy 20052

Thermadyne Japan Ltd.

4-3-18-201 Zuiko Higashi

Yodogawa-Ka

Osaka, Japan 533-0005

Thermadyne Korea, Ltd.

Lot 151, Rawang Integrated Industrial Park

Jalan Batu Arang

48000 Rawang

Selangor Darul Ehsan

Malaysia

Thermadyne South Africa (Pty) Ltd.

D/b/a Unique Welding Alloys

Cason Road & Third Avenue

Boksburg North

South Africa 1460

Thermadyne South America Holdings, Ltd.

Close Brothers Inc.

One Capital Place PO Box 1034

George Town Grand Cayman

Cayman Island

Thermadyne (Thailand) Co. Ltd.

Piansri Wattana Bldg. 29/9 Moo 14

Banga-Trad Road Rm 6 Bangkaew

Bangplee Samutprakarn Thailand 10540

Thermadyne Victor Ltda

Avenida Brazil 13629

Rio de Janeiro  RJ 21012 - 351

Brazil

Thermadyne Welding Products Canada, Ltd.

2070 Wyecroft Road

Oakville, Ontario

Canada L6L 5V6

Thermal Arc, Inc.

5557 Nashville Road

Bowling Green, KY  42101

Thermal Arc Philippines Inc.

Ground Floor, PWE Building

North Road, Jagobiao

Mandaue City 6014

Cebu Philippines

Thermal Dynamics Corporation

Industrial Part #2

West Lebanon, NH  03784

Tweco de Mexico SA de C.V.

Jesus Siqueiros 652

Col. Alvaro Obregon

Hermosillo Sonora, Mexico  83170

TWECO Products, Inc.

2800 Airport Road

Denton TX

Victor Equipment Company

2800 Airport Road

Denton, TX  76205

Victor Equipment de Mexico, S.A. de C.V.

Jesus Siqueiros #652

Colonia Alvaro Obregon

Hermosillo, Sonora, Mexico, 83170